PRESS RELEASE

Contact:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Third Quarter Financial Results

Demonstrates 41.5% Revenue Growth in the First Nine Months of 2010 versus 2009

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – Oct. 20, 2010 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced financial results for its fiscal third quarter 2010, ended Sept. 30, 2010.

Third Quarter Highlights

•	Revenues were $37.8 million

•	Gross margins were 73.9 percent

•	Operating income was $4.8 million or 12.8 percent of revenues

•	Net income: $3.5 million GAAP, $8.1 million non-GAAP

•	Net income per diluted share: $0.10 GAAP, $0.22 non-GAAP

•	$9.3 million in cash provided by operating activities

•	$242.8 million in total cash and investments at Sept. 30, 2010

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $37.8 million, down 5.5 percent from $40.0 million in the second quarter of 2010, and up 15.6 percent from $32.7 million in the third quarter of 2009.

Gross margins in the third quarter of 2010 were 73.9 percent, compared with 74.5 percent in the second quarter of 2010 and 75.2 percent in the third quarter of 2009.

GAAP net income in the third quarter of 2010 was $3.5 million, compared with $5.3 million in the second quarter of 2010 and $4.8 million in the third quarter of 2009. GAAP net income per diluted share in the third quarter was $0.10, compared to $0.15 in the second quarter of 2010 and $0.14 per diluted share in the third quarter of 2009.

Non-GAAP net income in the third quarter of 2010 was $8.1 million, or $0.22 per diluted share, compared with $10.4 million in the second quarter of 2010, or $0.29 per diluted share, and $8.9 million or $0.25 per diluted share in the third quarter of 2009. The third quarter 2010 non-GAAP net income results exclude $3.6 million of share-based compensation expenses and tax expense of $1.1 million from changes in certain deferred tax assets.

Total cash and investments increased to $242.8 million at Sept. 30, 2010. The company generated $9.3 million in cash from operating activities during the quarter.

“We are pleased that our year-to-date revenues are only $2 million less than our total annual revenues in 2009,” said Eyal Waldman, chairman, president, and CEO of Mellanox Technologies. “Our InfiniBand and Ethernet-based products continue to gain traction throughout the industry as evidenced by the many Mellanox-based product introductions from our Tier-1 server and storage OEM customers throughout the quarter.

“We are seeing momentum and future growth in the multiple vertical markets we serve, such as High-Performance Computing, financial services, database, Web 2.0 and Internet hosting, and cloud for both our InfiniBand and Ethernet Products.”

Recent Mellanox Press Release Highlights

•	Oct. 18 — Mellanox InfiniBand Switch Systems Selected by IBM

•	Oct. 5 — Mellanox Virtual Protocol Interconnect Adapter Silicon Ships Embedded on HP ProLiant Servers

•	Sept. 30 — Mellanox Adapters Provide Dell Blade Servers with Comprehensive Clustering and Networking I/O Features

•	Sept. 22 — Mellanox Provides BTInet with Leading Hosting Services Capabilities

•	Sept. 20 — Mellanox and Arista Deliver Breakthrough 10GbE Latency for Financial Services Applications

•	Aug. 30 — Mellanox to Demonstrate Record VM Migration Performance using ConnectX-2 EN Ethernet Adapters and VMware vSphere vMotion

•	Aug. 10 — Mellanox InfiniBand Selected by Goethe University of Frankfurt to Accelerate Vast Range of Scientific Applications

•	Aug. 9 — Mellanox InfiniBand Provides NASA with Leading Cluster Performance to Enable Advances in Weather and Climate Research

•	Aug. 3 — Mellanox, Dell, Intel and LSTC Deliver Unmatched Performance for LS-DYNA Automotive Crash Simulation

•	Aug. 2 — Mellanox InfiniBand Provides the Networking Foundation for the University of Cambridge’s HPC Cloud

Conference Calls
Mellanox will broadcast its third quarter 2010 financial results conference call today, 2:00 p.m. Pacific Time (5:00 p.m. Eastern). To listen to the call, dial 973-409-9610 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Oct. 21st at 9 a.m. Israel Time to discuss the company’s third quarter 2010 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 5, 2010 and in our Form 10-Q filed with the SEC on August 4, 2010, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, InfiniPCI, PhyX and Virtual Protocol Interconnect are registered trademarks of Mellanox Technologies, Ltd. CORE-Direct, and FabricIT are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Total revenues	$37,779	$32,671	$113,947	$80,515
Cost of revenues	(9,861)	(8,092)	(29,073)	(19,996)

Gross profit	27,918	24,579	84,874	60,519
Operating expenses:
Research and development	14,973	10,944	41,245	29,686
Sales and marketing	5,445	4,273	15,867	12,011
General and administrative	2,675	2,633	8,060	6,800

Total operating expenses	23,093	17,850	65,172	48,497
Income from operations	4,825	6,729	19,702	12,022
Other income, net	55	126	217	864

Income before taxes	4,880	6,855	19,919	12,886
Provision for taxes on income	(1,377)	(2,082)	(5,862)	(4,253)

Net income	$3,503	$4,773	$14,057	$8,633

Net income per share — basic	$0.10	$0.15	$0.42	$0.27

Net income per share — diluted	$0.10	$0.14	$0.40	$0.26

Shares used in computing income per share:
Basic	33,787	32,113	33,438	31,969
Diluted	35,279	33,611	35,231	33,166

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

GAAP NET INCOME	$3,503	$4,773	$14,057	$8,633
Adjustments:
Share-based compensation expense	3,553	2,383	10,363	6,936
Deferred taxes on NOL in Israel	1,087	1,711	4,555	3,174

NON-GAAP NET INCOME	$8,143	$8,867	$28,975	$18,743

GAAP SHARES – BASIC	33,787	32,113	33,438	31,969
Adjustments:
Impact from weighted outstanding shares*	100	123	449	267

NON-GAAP SHARE – BASIC	33,887	32,236	33,887	32,236

GAAP SHARES – DILUTED	35,279	33,611	35,231	33,166
Adjustments:
Impact from weighted outstanding shares*	100	123	449	267
Effect of dilutive securities under GAAP**	(1,492)	(1,498)	(1,793)	(1,197)
Total options vested and exercisable	3,034	2,794	3,034	2,794

NON-GAAP SHARES – DILUTED	36,921	35,030	36,921	35,030

GAAP NET INCOME PER SHARE- DILUTED	$0.10	$0.14	$0.40	$0.26
Adjustments:
Share-based compensation expense	0.10	0.07	0.29	0.21
Deferred taxes on NOL in Israel	0.03	0.05	0.13	0.10
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.01)	(0.00)
Effect of dilutive securities under GAAP**	0.01	0.01	0.04	0.02
Total options vested and exercisable	(0.02)	(0.02)	(0.07)	(0.05)

NON-GAAP INCOME PER SHARE- DILUTED	$0.22	$0.25	$0.78	$0.54

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$52,155	$43,640
Short-term investments	187,392	166,357
Restricted cash	3,258	3,160
Accounts receivable, net	22,513	20,418
Inventories	12,215	9,328
Deferred taxes	4,452	8,605
Prepaid expenses and other	3,448	3,825

Total current assets	285,433	255,333
Property and equipment, net	15,063	9,734
Severance assets	5,348	4,629
Intangible assets, net	321	428
Deferred taxes	812	812
Other long-term assets	4,240	4,450

Total assets	$311,217	$275,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,297	$8,775
Other accrued liabilities	14,615	14,804
Capital lease obligations, current	316	528

Total current liabilities	25,228	24,107
Accrued severance	6,822	5,778
Capital lease obligations	237	474
Other long-term obligations	2,813	2,144

Total liabilities	35,100	32,503
Shareholders’ equity
Ordinary shares	139	135
Additional paid-in capital	259,646	240,807
Accumulated other comprehensive income	701	367
Retained earnings	15,631	1,574

Total shareholders’ equity	276,117	242,883

Total liabilities and shareholders’ equity	$311,217	$275,386

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$14,057	$8,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,073	3,117
Deferred income taxes	4,153	3,174
Share-based compensation expense	10,363	6,936
Gain on sale of investments	(485)	(631)
Excess tax benefit from share-based compensation	(1,217)	—
Impairment of investments	250	—
Changes in assets and liabilities:
Accounts receivable, net	(2,095)	4,392
Inventory	(3,449)	141
Prepaid expenses and other assets	1,140	441
Accounts payable	1,522	1,284
Accrued liabilities and other payables	2,814	(2,044)

Net cash provided by operating activities	31,126	25,443

Cash flows from investing activities:
Purchase of severance-related insurance policies	(588)	(646)
Purchases of short-term investments	(182,615)	(180,160)
Proceeds from sale of short-term investments	122,726	100,997
Proceeds from maturities of short-term investments	39,265	9,580
Increase in restricted cash deposit	—	(884)
Purchase of property and equipment	(9,295)	(2,181)
Purchase of equity investment in a private company	(135)	—

Net cash used in investing activities	(30,642)	(73,294)

Cash flows from financing activities:
Principal payments on capital lease obligations	(449)	(447)
Proceeds from issuance of ordinary shares to employees	7,263	2,093
Excess tax benefit from share-based compensation	1,217	—

Net cash provided by financing activities	8,031	1,646

Net increase (decrease) in cash and cash equivalents	8,515	(46,205)
Cash and cash equivalents at beginning of period	43,640	110,153

Cash and cash equivalents at end of period	$52,155	$63,948